                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             IP TECHNOLOGIES, INC.



     The undersigned directors of IP Technologies, Inc., a Delaware corporation (the "Corporation") do hereby certify as follows:

     FIRST: The name of the Corporation is IP Technologies, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 4, 1998. The Certificate of Incorporation has not previously been amended.

     SECOND: Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Corporation's Certificate of Incorporation in all respects.

     THIRD: The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     I.   The name of the corporation is Averstar, Inc.

     II. The registered office of the Corporation is to be located at 1013 Centre Road, Wilmington, Delaware 19085, in the County of New Castle, State of Delaware. The name of its registered agent at that address is Corporation Service Company.

     III The purpose of the Corporation and the nature of its business are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and, in general, to possess powers and privileges granted by the General Corporation Law of the State of Delaware or by this certificate of incorporation, together with any powers incidental thereto.

     IV.  Capital Stock.  The total number of shares of stock which the
          -------------
Corporation shall have authority to issue is SEVENTEEN MILLION (17,000,000) shares of Common Stock ("Common Stock"), of which (A) 2,280,471 shares shall be designated as Voting Class A Common Stock, and 105,190 shares shall be designated as Non-Voting Class A Common Stock, both with a par value of $.001 per share (and referred to collectively as "Class A Common Stock"), (B) 1,867,808 shares shall be designated as Voting Class B Common Stock, and 290,873 shares shall be designated as Non-Voting Class B Common Stock, both with a par value of $.001 per share (and referred to collectively as "Class B Common Stock"), (C) 182,939 shares shall be designated as Voting Class C Common Stock with a par value of $.001 per share (and referred to as "Class C Common Stock"), (D) 3,681,251 shares shall be designated as Voting Class D Common Stock and 756,608 shares, shall be designated as Non-Voting Class D Common Stock both with a par value of $.001 per share (and referred to as "Class D Common Stock"), (E) 91,470 shares shall be designated as Voting Class E Common Stock, par value $.001 per share (and referred to as "Class E Common Stock"), (F) 6,000,000 shares shall be designated as Voting Class F Common Stock, par value $.001 per share (and referred to as "Class F Common Stock"), (G) 756,608 shares shall be designated as Non-Voting Class G Common Stock, with a par value of $.001 per share (and referred to as "Class G Common Stock"), and (H) 986,782 shares of additional classes of Common Stock with a par value of $.001 per share which may be issued in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon (including without limitation voting rights) as may be provided in a resolution or resolutions adopted by the Board of Directors of the Corporation, provided, however, that none of the provisions of such additional classes of stock shall affect the designations and preferences, relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock and Class G Common Stock relative to each other. All classes of Common Stock shall be treated the same except as specifically required pursuant to the provisions of this Certificate of Incorporation, as the same may be amended from time to time, or with respect to the purchase of shares of Common Stock as permitted pursuant to the Stockholders Agreement between the Corporation and its stockholders, as the same may be hereafter amended or modified (the "Stockholders Agreement"). The holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock and Class G Common Stock shall have the following rights and privileges:

     (i)  Definitions.
          -----------

          (A) "A Stock Interest Trigger Per Share" shall mean the sum of (x) the Original Purchase Price plus (y) the Original Purchase Price multiplied by the Interest Multiplier.

          (B) "A Stock Trigger Amount Per Share" shall mean the greater of (x) Book Value Per Share or (y) the A Stock Interest Trigger Per Share.

          (C)  "Balance Amount" shall have the meaning set forth in subparagraph
               (ii) (B)(4) below.

          (D) "Basis" shall mean the amount, if any, by which the Original Purchase Price exceeds the B Distribution.

          (E) "B Distribution" shall equal the lesser of (x) all Payments actually made by or on behalf of the Corporation prior to the Exit Event on account of which the B Distribution calculation is to be calculated on each share of Class B Common Stock or (y) the Original Purchase Price, in both cases, subject to appropriate adjustment upon the occurrence of an event described in subparagraph (viii) hereof.

          (F) "B Excess Value" shall be the result obtained by multiplying the number of outstanding shares of Class B Common Stock by the amount, if any, by which (x) the sum of the B Distribution plus the Distribution Per Share (without duplication of amount) exceeds (y) the Original Purchase Price.

          (G) "B Excess Value Per Share" shall mean B Excess Value divided by the aggregate number of shares of Class B Common Stock outstanding or deemed outstanding on a fully diluted basis.

          (H) "Book Value" shall mean the Corporation's consolidated net worth determined in accordance with generally accepted accounting principles as set forth on the Corporation's audited balance sheet as of the end of its last full fiscal year preceding the date of determination.

          (I) "Book Value Per Share" shall mean Book Value divided by the aggregate number of shares of all classes of Common Stock outstanding or deemed outstanding on a fully diluted basis.

          (J) "C Distribution Per Share" shall be an amount equal to twenty percent (20%) of the B Excess Value divided by the number of shares of Class C Common Stock outstanding or deemed outstanding on a fully diluted basis.

          (K) "Distribution Per Share" shall mean the net amount available for distribution to the holders of Common Stock outstanding or deemed outstanding on a fully diluted basis, after payment of any expenses of sale which are the obligation of all of the holders of Common Stock outstanding or deemed outstanding on a fully diluted basis on account of such ownership divided by the aggregate number of shares of all classes of Common Stock outstanding or deemed outstanding on a fully diluted basis and without giving effect to any of the special allocations provided herein (other than as provided in subparagraphs (iii)(C), (iv)(D) and (x) hereof).

          (L)  "Excess Payment" shall have the meaning set forth in subparagraph
               (ii)(B) hereof.

          (M)  "Exit Event" shall mean

               (1) (A) the sale, in a single transaction or series of related transactions, of all or substantially all of the Corporation's consolidated assets (it being agreed that a sale of 65% or more of the Corporation's consolidated assets (calculated based on the fair market value thereof, taking into account both asset value and income and/or cash flow generating capabilities) shall be deemed a sale of substantially all of the Corporation's assets), or (B) a change of 50.01% or more in the beneficial ownership of the outstanding shares of Common Stock of the Corporation as of the date of the closing of the transactions contemplated under the Agreement and Plan of Merger, by and between Pacer Infotec, Inc. and Apollo Holding, Inc., dated January 22, 1998 (the "Merger Agreement"), other than changes in beneficial ownership because of transfer to Permitted Transferees (as such term is defined in the Stockholders Agreement) or pursuant to Section 3.10 of the Stockholders Agreement, unless Persons owning such Common Stock prior to the change and controlling the Corporation retain ownership, after such change, of such number of shares of Common Stock of the Corporation as is sufficient to control the Corporation;

               (2) the merger or consolidation of the Corporation with another company, where the stockholders of the Corporation prior to the merger or consolidation and controlling the Corporation do not own such number of the shares of the surviving entity as is sufficient to control the surviving entity;

               (3) a public offering which is completed which results in
                   aggregate gross cash proceeds of sale of at least $18,750,000, and the Corporation's outstanding Common Stock having an aggregate market valuation of at least $75,000,000 calculated on the public offering price; or

               (4) such date as is designated in a written notice to the
                   Corporation (which effective date must be at least ten (10) days after the date of the written notice) from the holders of seventy percent (70%) or more of the aggregate amount of outstanding Class E Common Stock, given within twelve (12) months after the time when the Corporation has a class of common stock that is publicly traded or, if approved by the Institutional Investors (as such term is defined in the Stockholders Agreement) and the affirmative vote of the holders of 50.01% or more of the outstanding shares of Common Stock in the Corporation, given at any time during the period beginning at the end of such twelve (12) month period and ending eighteen (18) months after the time when the Corporation has a class of common stock that is publicly traded, but in either case the event described in subpart (3) of this subparagraph (M) has not occurred. Upon receipt of such notice, the Corporation shall promptly give notice of the occurrence of an Exit Event to all the holders of the Corporation's outstanding Common Stock.

          (N)  "E Distribution" shall have the meaning set forth in subparagraph
               (iv)(A) hereof.

          (O) "E Stock Reduction Trigger" shall mean $10.932606 per share, subject to appropriate adjustment upon the occurrence of an event described in subparagraph (viii) hereof.

          (P) "Interest Multiplier" shall be the number of days between August 31, 1995 and the date of the Exit Event divided by 365 and multiplied by seven percent (7%).

          (Q)  "IES" shall mean IES Holding, Inc., a Delaware corporation.

          (R) "Institutional Investors" shall mean the MassMutual Investors and their respective successors and assigns including Permitted Transferees.

          (S) "MassMutual Investors" means each of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MASSMUTUAL CORPORATE INVESTORS, MASSMUTUAL PARTICIPATION INVESTORS and MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED.

          (T) "Original Purchase Price" shall mean $1.366576 per share, subject to appropriate adjustment upon the occurrence of an event described in subparagraph (viii) hereof.

          (U) "Payments" shall mean all payments of cash, securities or other property made by or on behalf of or on account of, ownership of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock, including, without limitation, payments of dividends (whether cash or stock, other than a pro-rata stock split, stock dividend or other similar event), upon dissolution or liquidation, or by redemption, purchase, retirement or any other acquisition.

          (V) "Permitted Transferees" and "Securities Purchase Agreements" shall each have the meaning set forth in the Stockholders Agreement.

          (W) "Stockholders" shall mean, as of any date, the stockholders of the Corporation on such date, each of whom is a Stockholder.

          (X) Shares of Class D Common Stock issuable upon conversion of the Class G Common Stock shall be deemed outstanding solely for the purpose of calculating the amounts payable upon conversion of the Class G Common Stock as provided in Section 2.2 of paragraph
               (xiv) of this Article IV.

     (ii) Rights Upon Distributions To All Holders of All Classes of Common
          -----------------------------------------------------------------
          Stock.
          -----

          Prior to the occurrence of an Exit Event, with respect to which the provisions of subparagraphs (iii), (iv) and (v) below shall apply, all Payments in respect of the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock (other than repurchases of shares of Common Stock pursuant to the Stockholders Agreement) shall be made as follows:

          (A) Subject to the provisions of paragraph (vii)(G) of this Article IV, until the cumulative per share amount of the Payment(s) made by or on behalf of the Corporation equals the Original Purchase Price, each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock shall receive the same amount of each Payment;

          (B) After the cumulative per share amount of the Payment(s) made by or on behalf of the Corporation on account of each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock equals the Original Purchase Price, the following shall apply to all subsequent Payments (the aggregate amount of each such Payment being hereinafter referred to as an "Excess Payment"):

               (1) the holders of shares of Class A Common Stock shall receive
                   (pro rata according to their percentage ownership of Class A Common Stock) the per share amount of the Excess Payment determined by multiplying the total amount of such Excess Payment by a fraction, the numerator of which is the total number of shares of Class A Common Stock issued and outstanding and the denominator of which is the total number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock issued and outstanding;

               (2) the holders of shares of Class D Common Stock shall receive
                   (pro rata according to their percentage ownership of Class D Common Stock) the per share amount of the Excess Payment determined by multiplying the total amount of such Excess Payment by a fraction, the numerator of which is the total number of shares of Class D Common Stock issued and outstanding and the denominator of which is the total number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock issued and outstanding;

               (3) the holders of shares of Class E Common Stock shall receive
                   (pro rata according to their percentage ownership of Class E Common Stock) the per share amount of the Excess Payment determined by multiplying the total amount of such Excess Payment by a fraction, the numerator of which is the total number of shares of Class E Common Stock issued and outstanding and the denominator of which is the total number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock issued and outstanding;

               (4) the holders of shares of Class B Common Stock and Class C
                   Common Stock shall receive a proportionate amount of the aggregate balance of such Excess Payment ("Balance Amount") not paid under subparagraphs (B)(1), (B)(2) and (B)(3) above and B(5) below determined as follows:

                    (a) the holders of shares of Class B Common Stock shall receive (pro rata according to their percentage ownership of Class B Common Stock) the per share amount equal to the Balance Amount times the product of 80% multiplied by a fraction, the numerator of which is the total number of shares of Class B Common Stock issued and outstanding and the denominator of which is the total number of shares of Class B Common Stock and Class C Common Stock issued and outstanding;

                    (b) the holders of shares of Class C Common Stock shall receive (pro rata according to their percentage ownership of Class C Common Stock) the remainder of the Balance Amount;

               (5) the holders of shares of Class F Common Stock shall receive (pro rata according to their percentage ownership of Class F Common Stock) the per share amount of the Excess Payment determined by multiplying the total amount of such Excess Payment by a fraction, the numerator of which is the total number of shares of Class F Common Stock issued and outstanding and the denominator of which is the total number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock issued and outstanding.

    (iii) Special Provision Applicable to Distributions or Value of Class B and
          ---------------------------------------------------------------------
          Class C Common Stock Upon an Exit Event.
          ---------------------------------------

          (A) After making the allocation, if any, described in subparagraph
              (iii)(C) hereof on account of shares of Class B Common Stock held in the Corporation's Treasury, each share of Class C Common Stock shall receive upon the occurrence of an Exit Event, an amount, or have a value, equal to the sum of (x) the Distribution Per Share and (y) the C Distribution Per Share.

          (B) Upon the occurrence of an Exit Event, each share of Class B Common Stock shall receive an amount, or have a value, equal to the sum of (x) the Distribution Per Share but not more than the Basis, and
              (y) Eighty Percent (80%) of the B Excess Value Per Share.

          (C) Notwithstanding anything to the contrary contained herein, if any shares of Class B Common Stock are held in the Corporation's Treasury upon the occurrence of the events referred to in subparagraphs (iii)(A) and (B) above, the holders of Class C Common Stock shall receive, after any payment then being made to the holders of Class F Common Stock but prior to any payment then being made to the holders of any other class of Common Stock, a payment from the Corporation (pro rata according to their percentage ownership of Class C Common Stock) equal in the aggregate to the amount that such holders of Class C Common Stock would have received on account of such shares of Class B Common Stock in the Corporation's Treasury pursuant to subparagraph
              (iii)(A) above of this Article 4 (making the assumption that the shares of Class B Common Stock held in the Corporation's Treasury were outstanding and were transferred or redeemed upon the occurrence of such Exit Event.)

          (D) Upon the occurrence of an Exit Event, if less than all shares of Class B Common Stock are transferred or redeemed and as a result the full amount due to the holders of shares of Class C Common Stock under subparagraph

              (iii)(A) above is not paid to holders of Class C Common Stock in cash or securities concurrently with the occurrence of the Exit Event, the continuing percentage interest in the Corporation of the shares of Class B Common Stock after the Exit Event shall be reduced by an amount equal to the amount unpaid to the holders of the Class C Common Stock and the continuing percentage interest in the Corporation of the shares of Class C Common Stock shall be increased by the same amount, both on a pro rata basis among the shares of such class outstanding on the date of the Exit Event.

          (E) The Stockholders direct the Board of Directors of the Corporation to issue shares of common stock and take such other action as is necessary or appropriate to accomplish the results described in this subparagraph (iii) as provided in subparagraph (ix) below.

     (iv) Special Provisions Applicable to Value of Class A and Class E Common
          --------------------------------------------------------------------
          Stock Upon An Exit Event.
          ------------------------

          (A) After making the allocation, if any, described in subparagraph
              (iv)(D) hereof on account of shares of Class A Common Stock held in the Corporation's Treasury, upon the occurrence of an Exit Event, each share of Class E Common Stock shall receive an amount, or have a value, equal to the greater of (I) the Distribution Per Share but not more than the A Stock Trigger Amount Per Share, or
              (ii) the E Distribution. For purposes of this subparagraph
              (iv)(A), the "E Distribution" shall mean and be equal to the sum of (I) the Distribution Per Share and (ii) the remainder of (x) five percent (5%) of the amount by which the Distribution Per Share exceeds the A Stock Trigger Amount Per Share minus (y) an amount equal to two and one-half percent (2.5%) of the amount by which the Distribution Per Share exceeds the E Stock Reduction Trigger, which remainder shall be multiplied by a fraction of which the numerator is the number of shares of Class A Common Stock outstanding or deemed outstanding and the denominator is the number of shares of Class E Common Stock outstanding or deemed outstanding.

          (B) Upon the occurrence of an Exit Event, each share of Class A Common Stock shall receive an amount or have a value, equal to the greater of (x) the Distribution Per Share but not more than the A Stock Trigger Amount Per Share or (y) the sum of (I) the A Stock Trigger Amount Per Share, (ii) ninety-five percent (95%) of the remainder of the Distribution Per Share minus the A Stock Trigger Amount Per Share and (iii) two and one half percent (2.5%) of the amount by which the Distribution Per Share exceeds the E Stock Reduction Trigger.

          (C) Upon the occurrence of the events referred to in subparagraphs
              (iv)(A) and (B) above, if less than all shares of Class A Common Stock are transferred or redeemed and as a result the full amount due to the holders of shares of Class E Common Stock under subparagraph (iv)(A) above is not paid to them in cash or securities concurrently with the occurrence of the Exit Event, the continuing percentage interest in the Corporation of the shares of Class A Common Stock after the Exit Event shall be reduced by an amount equal to the amount unpaid to the holders of the Class E Common Stock and the continuing percentage interest in the Corporation of the shares of Class E Common Stock shall be increased by the same amount, both on a pro rata basis among the shares of such class outstanding on the date of the Exit Event.

          (D) Notwithstanding anything to the contrary contained herein, if any shares of Class A Common Stock are held in the Corporation's Treasury at the time of the occurrence of the events referred to in subparagraphs (iv)(A) and (B) above, the holders of Class E Common Stock shall receive, after any payment then being made to the holders of Class F Common Stock but prior to any payment then being made to the holders of any other class of Common Stock, a payment from the Corporation (pro rata according to their percentage ownership of Class E Common Stock) equal in the aggregate to the amount that such holders of Class E Common Stock would have received on account of such shares of Class A Common Stock in the Corporation's Treasury pursuant to subparagraph
              (iv)(A) above of this Article 4 (making the assumption that the shares of Class A Common Stock held in the Corporation Treasury were outstanding and were transferred or redeemed upon the occurrence of such Exit Event.)

          (E) The Stockholders direct the Board of Directors of the Corporation to issue shares of common stock and take such other action as is necessary or appropriate to accomplish the results described in this subparagraph (iv) as provided in subparagraph (ix) below.

     (v) Provisions applicable to Class D Common Stock and Class F Common Stock
         ----------------------------------------------------------------------
         upon an Exit Event.
         -------------------

          Upon the occurrence of an Exit Event, each share of Class D Common Stock and Class F Common Stock shall receive an amount, or have a value, equal to the Distribution Per Share.

    (vi)  Voting Rights.
          -------------

          Except as otherwise required by this Certificate of Incorporation or by-laws, the holders of Voting Class A Common Stock, Voting Class B Common Stock, Class C Common Stock, Voting Class D Common Stock, Class E Common Stock and Class F Common Stock shall vote together as one class on all matters presented to the stockholders of the Corporation. Each share of Non-Voting Class A Common Stock, Non-Voting Class B Common Stock, Non-Voting Class D Common Stock and Non-Voting Class G Common Stock shall have no voting rights, except as expressly provided herein or as may be required by law and if so required and if permitted by law, shall be exercised by voting together with all other classes of Common Stock as one class.

    (vii) Miscellaneous.
          -------------

          (A) Amounts received in cash, securities or other property by or allocations of value to holders of Class C and Class E Common Stock upon an event requiring a calculation pursuant to subparagraphs (ii), (iii), (iv) or (v) above shall be paid (x) in cash to the same extent cash is received by the holders of Class A and Class B Common Stock and (y) in securities or other property in the same proportion that part or all of the consideration for the shares of Common Stock is paid in securities or other property.

          (B) Upon the occurrence of an Exit Event as the result of an event described in subparagraph (I)(M)(3), there shall be assumed for the purposes of subparagraphs (iii) and (iv) hereof to have occurred a transfer with a payment made in securities, and the Distribution Per Share shall be the initial per share offering price at the time the public offering is effective for shares of Common Stock.

          (C) Upon the occurrence of an Exit Event described in subparagraph
              (I)(M)(4), the holders of the Class C and Class E Common Stock shall receive pursuant to the provisions of subparagraphs
              (iii)(A), (iii)(C), (iv)(A) and (iv)(D) shares of the Common Stock determined on the basis that there shall be assumed for the purposes of subparagraphs (iii) and (iv) hereof to have occurred a transfer with a payment made in securities and the Distribution Per Share shall be the closing price, as reported, or if not reported, the average of the bid and asked prices, reported for publicly traded shares, regardless of class, of Common Stock on the last fifteen (15) trading days prior to the giving of the notice provided in Section (I)(M)(4) hereof.

          (D) In the event the amount or type of consideration payable in respect of any shares of Common Stock on an Exit Event or Payment is other than cash, securities or other property for which a means of determining the value of the distribution is provided hereunder, (x) the Distribution Per Share shall be the fair market value per share as reasonably determined in good faith by the Board of Directors of the Corporation and (y) the transfer shall be effected in shares of Common Stock with a Distribution Per Share value equal to the amount to be transferred.

          (E) Amounts received by or allocations of value to shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock hereunder shall be made in the same proportionate amount of cash, securities or other property to each share of Common Stock based upon the interest, calculated after giving effect to the provisions of this Article 4, of such share of Common Stock in such amount or value.

          (F) Notwithstanding anything to the contrary contained herein, no holder of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock or Class G Common Stock shall be obligated upon an Exit Event to pay from such Stockholder's assets, other than Common Stock owned by such Stockholder and any proceeds thereof pro rata received on account of the occurrence of such Exit Event.

          (G)  Notwithstanding anything to the contrary contained herein:

               (a) in determining whether the holders of shares of Common Stock have received cumulative per share amount of Payments equal to the Original Purchase Price as contemplated by paragraph
                   (ii)(A) above the aggregate Payments and allocations made by the Corporation on its Class B Common Stock and the Payments (as defined in IES' Certificate of Incorporation) and allocations pursuant to Sections (ii)(B) and (iii) of IES' Certificate of Incorporation made by or on behalf of IES with respect to its shares of class B common stock shall be aggregated;

               (b) the special provisions contained in paragraph (iii) above of this Article IV shall not apply until such time as the aggregate of the Payments and allocations on the Class B Common Stock and the Payments (as defined in IES' Certificate of Incorporation) and allocations pursuant to Sections
                   (ii)(B) and (iii) of IES' Certificate of Incorporation made by or on behalf of IES with respect to its class B common stock shall equal $6.25 per share of IES or $1.366576 per share of the Corporation;

               (c) for purposes of determining whether the A Stock Interest
                   Trigger Per Share has been met, amounts allocated and Payments made to the class A common stock of IES pursuant to paragraph (iv) of
                   Article IV of IES' Certificate of Incorporation shall be aggregated with allocations and Payments made pursuant to paragraph (iv) of this Certificate of Incorporation;

               (d) for purposes of the determining whether the Distribution Per
                   Share exceeds the E Stock Reduction Trigger in paragraph
                   (iv)(B) above, Payments and allocations made prior to the Exit Event with respect to the class A common stock of IES shall be aggregated with the Payments and allocations made by the Corporation on Class A Common Stock.

          (H) The Stockholders direct the Board of Directors to take, and the Board of Directors shall take such action as is necessary or appropriate to increase the number of authorized shares of capital stock, including without limitation amending the Certificate of Incorporation, in order to ensure that the Corporation has sufficient authorized shares to comply with the provisions of
              Section 9.3 of the Merger Agreement.

   (viii) Corporate Event.
          ---------------

          There shall be no increase, decrease or other alteration of the issued and outstanding shares of any class of Common Stock of the Corporation by or as a result of any stock split, stock dividend, combination of shares, recapitalization, reclassification, merger, consolidation, sale of all or substantially all assets of the Corporation, reorganization, liquidation, dissolution or other similar corporate transaction unless at the same time the shares of all classes of Common Stock then outstanding or deemed outstanding on a fully diluted basis are also proportionately increased, decreased or otherwise altered, as the case may be, in accordance with the provisions of this
          Article 4.

    (ix)  Vote Required To Amend Provisions of Article 4 and Section 3.11 of the
          ----------------------------------------------------------------------
          Stockholders Agreement.
          ----------------------

          Prior to the occurrence of an Exit Event (unless such action reflects a continuation without change of the pro-rata interests of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock in the Corporation's equity and is being taken by the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock in connection with and at the time of an Exit Event, in which case only the affirmative vote of a majority of the outstanding shares shall be sufficient), the affirmative vote of at least eighty-five percent (85%) of the outstanding shares of each voting class, voting separately as a class, of Class A Common Stock, Class

          B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and, if the interest of the holders of Class F Common Stock would be adversely affected by such change, Class F Common Stock shall be required to (i) alter, amend, or repeal the provisions of this Article 4 or (ii) alter, amend or repeal Section 3.11 of the Stockholders Agreement. After making the distributions and adjustments required by this Article 4 upon the occurrence of the Exit Event, the stockholders direct the Board of Directors to take and the Board shall take such action as is necessary or appropriate to cause the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock to be consolidated into one class of Common Stock (and upon such consolidation, the shares of Class G Common Stock shall be convertible into such class of Common Stock, as provided in Section 2.2(g) of subparagraph (xiv) below) with each share of such stock having the same designation, preferences and relative, participating, optional or other rights and qualifications, limitations, or restrictions as each other share and thereafter no further adjustment shall be made in the designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions of such shares of Common Stock without the affirmative vote of a majority of the shares outstanding of Common Stock.

     (x) Shares of Common Stock Held in Treasury.
         ---------------------------------------

          Shares of Class A and Class B Common Stock held in Treasury shall not be canceled or retired but shall be held in Treasury as Treasury shares and will not be considered as outstanding except as specifically provided in subparagraphs (iii)(C) and (iv) (D) hereof. Shares of Class D Common Stock and Class F Common Stock held in Treasury will not be considered outstanding.

    (xi)  Schedule 1 Computations.
          -----------------------

          A formula for and examples of the allocation of Payments pursuant to subparagraphs (iii), (iv), (v) and (vii) is attached as Schedule 1. The provisions hereof are intended to conform to the formula on page 1 of Schedule 1 (and the formula on page 1 of Schedule 1 shall control in the event of any inconsistency.)

   (xii)  Legends.
          -------

          Each Certificate representing shares of Common Stock shall contain a legend stating that the Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock.

  (xiii)  Conversion of Certain Shares.
          ----------------------------

          Notwithstanding anything to the contrary contained herein, each share of Common Stock (other than Class G Common Stock) issued to any Institutional Investor and each share of Common Stock issued upon the conversion of Class G Common Stock initially issued to any Institutional Investor, may, if non-voting, be exchanged at any time and from time to time at the option of the holder thereof for one share of voting Common Stock of the same class.

   (xiv)  Special Provisions Concerning Class G Common Stock.
          --------------------------------------------------

          The rights, preferences and limitations of the shares of Class G Common Stock are as follows:

     1.1  Conversion Rights.
          -----------------

          (i) Each share of Class G Common Stock may be converted into either shares of Voting Class D Common Stock or shares of Non-Voting Class D Common Stock, as hereinafter provided. Each share of Class G Common Stock is convertible, at any time, into shares of Class D Common Stock, at the option of the holder, upon written notice to the Corporation at the initial rate of one share of Class D Common Stock for each share of Class G Common Stock. The number of shares of Class D Common Stock into which each share of Class G Common Stock may be converted may from time to time be increased or reduced pursuant to the provisions hereof, and is hereinafter referred to as the "Conversion Rate." The Corporation shall, as soon as
                         ---------------
     practicable after shares of Class G Common Stock are surrendered for conversion, issue and deliver to such holder of shares of Class G Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Voting Class D Common Stock or shares of Non-Voting Class D Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class G Common Stock to be converted, and the Person or Persons entitled to receive the shares of Voting Class D Common Stock or shares of Non-Voting Class D Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class D Common Stock as of such date.

          (ii) If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Class G Common Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the Person(s) entitled to receive the shares of Class D Common Stock issuable upon such conversion of the shares of Class G Common Stock shall not be deemed to have converted such shares of Class G Common Stock until immediately prior to the closing of such sale of securities. On or after the date of the occurrence of the closing of a public sale as set forth above, and in any event within ten days after receipt of notice, by mail, postage prepaid from the Corporation, of the occurrence of closing, each holder of shares of Class G Common Stock, who shall have elected to convert such shares at such time shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Class D Common Stock, at the option of the holder, into which such shares of Class G Common Stock are converted. On the date of such closing, each holder of shares of Class G Common Stock who shall have elected to convert such shares at such time shall be deemed to be a holder of record of the shares of Class D Common Stock, as applicable, issuable upon such conversion, notwithstanding that (x) the certificates
                                                 -
     representing such shares of Class G Common Stock shall not have been surrendered at the office of the Corporation, (y) notice from the
                                                    -
     Corporation shall not have been received by any holder of shares of Class G Common Stock, or (z) the certificates evidencing such shares of Class D
                       -
     Common Stock shall not then be actually delivered to such Person.

     1.2  Voting Rights.
          -------------

          (i) Except as otherwise required by Section 1.2(ii) below or by Delaware law, the holders of shares of Class G Common Stock shall have no other voting rights.

          (ii) So long as any shares of Class G Common Stock are outstanding, the Corporation shall not, without the written consent or the affirmative vote at a meeting of at least 85% of the total number of shares of Class G Common Stock then outstanding, voting as a separate voting group (with each share of Class G Common Stock being entitled to one vote), in any manner, whether by amendment to the Certificate of Incorporation or By-Laws of the Corporation or otherwise, amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation if such action would alter or change the designations, relative rights, preferences or limitations of, or the restrictions provided for the benefit of, the shares of Class G Common Stock so as to have an adverse effect on the shares of Class G Common Stock.

2.   Anti-Dilution Provisions.
     ------------------------

     2.1. Intentionally Omitted.
          ---------------------

     2.2  Adjustment of Conversion Rate.  In addition to any adjustment required
          -----------------------------
under the provisions of Section 2.5 below, and except as otherwise provided in
Section 2.2(n) below, the Conversion Rate shall be subject to adjustment from time to time as set forth in this Section 2.2.

          (a) Stock Dividends, Subdivisions and Combinations.  If and whenever
              ----------------------------------------------
     the Corporation subsequent to the date hereof:

               (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

               (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

     then:

               (A) any such dividend or distribution shall be declared and paid or made, as the case may be, in respect of all outstanding shares of Common Stock of each class pro rata among all such classes, including
                                     --- ----
          without limitation Class G Common Stock, each share of which shall receive the same amount and type of consideration as is received by the number of shares of Class D Common Stock into which such share of Class G Common Stock is then convertible;

               (B) any such subdivision shall be effected in respect of all outstanding shares of Common Stock of each class including Class G Common Stock on the same terms as such subdivision is to be effected with respect to the shares of Common Stock of each other class; and

               (C) any such combination shall be effected in respect of all outstanding Common Stock of each class including Class G Common Stock on the same terms as such combination is to be effected with respect to the shares of Common Stock of each other class.

     In the event of any conflict between Section 2.2(a) and any other provision of this Certificate of Incorporation, the provisions of this Section 2.2(a) shall govern. Any purported dividend, distribution, subdivision or combination which violates the provisions of this Section 2.2(a) shall be void. No adjustment to the Conversion Rate shall be made with respect to any dividend, distribution, subdivision or combination made in compliance with the provisions of this Section 2.2(a).

          (b) Issuance of Additional Shares of Common Stock.  If and whenever
              ---------------------------------------------
     the Corporation subsequent to the date hereof shall issue or sell any shares of Common Stock (except as otherwise provided in the last paragraph of this Section 2.2(b)), for a consideration per share less than the Fair Value per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Rate upon each such issuance or sale shall be adjusted as of the date specified in the next succeeding paragraph and shall be determined by dividing the Conversion Rate in effect
                                          --------
     as of the date specified in the next succeeding
     paragraph by a fraction the numerator of which is (i) the sum of (A) the
                                                        -              -
     number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale plus (B) the aggregate
                                                   -
     consideration, if any, received by the Corporation upon such issue or sale, divided by (ii) the total number of shares of Common Stock outstanding
                 --
     immediately after such issue or sale, and the denominator of which is the Fair Value per share of Common Stock immediately prior to such issue or sale.

          For purposes of this Section 2.2(b), the date as of which the Conversion Rate shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the
                                                  -
     Corporation shall enter into a firm contract for the issuance of such shares of Common Stock and (B) immediately prior to the date of actual
                                 -
     issuance of such shares of Common Stock.

          No adjustment of the Conversion Rate shall be made under this Section 2.2(b) upon the issuance of any shares of Common Stock which are (i)
                                                                       -
     distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which no adjustment is required under Section 2.2(a) or
     (ii) issued pursuant to the exercise of any Stock Purchase Rights or
      --
     pursuant to the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Sections 2.2(C) or (d) or to the extent that Section 2.2(a) expressly provides that no adjustment is required upon the issuance of such Stock Purchase Rights or Convertible Securities.

          (c) Issuance of Stock Purchase Rights.  If and whenever the
              ---------------------------------
     Corporation subsequent to the date hereof shall issue or sell any Stock Purchase Rights (except as otherwise provided in the last paragraph of this Section 2.2(c)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Fair Value per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Rate upon each such issuance or sale shall be adjusted as provided in Section 2.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fair Value specified in the next succeeding paragraph.

          For the purposes of this Section 2.2(c), the date as of which the Conversion Rate shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the
                                                  -
     Corporation shall enter into a firm contract for the issuance of such Stock Purchase Rights and (B) immediately prior to the date of actual
                                     -
     issuance of such Stock Purchase Rights.

          No adjustment of the Conversion Rate shall be made under this Section 2.2(C) upon the issuance of any Stock Purchase Rights to the extent that
     Section 2.2(a) expressly provides that no adjustment is required upon the issuance of such Stock Purchase Rights.

          (d) Issuance of Convertible Securities.  If and whenever the
              ----------------------------------
     Corporation subsequent to the date hereof shall issue or sell any Convertible Securities (except as otherwise provided in the last paragraph of this Section 2.2(d)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Value per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Rate upon each such issuance or sale shall be adjusted as provided in Section 2.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Value specified in the next succeeding paragraph.

          For the purposes of this Section 2.2(d), the date as of which the Conversion Rate shall be adjusted and the date as of which the Fair Value shall be determined shall be the earlier of (A) the date on which the
                                                  -
     Corporation shall enter into a firm contract for the issuance of such Convertible Securities and (B) immediately prior to the date of actual
                                 -
     issuance of such Convertible Securities.

          No adjustment of the Conversion Rate shall be made under this Section 2.2(d) upon the issuance of any Convertible Securities which are (i)
                                                                       -
     distributed to holders of Common Stock pursuant to a stock dividend to the extent that Section 2.2(a) expressly provides that no adjustment is required upon the issuance of such Convertible Securities or (ii) issued
                                                                   --
     pursuant to the exercise of any Stock Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Section 2.2(C) or to the extent that Section 2.2(a) expressly provides that no adjustment is required upon the issuance of such Stock Purchase Rights.

          (e) Minimum Adjustment.  If any adjustment of the Conversion Rate
              ------------------
     pursuant to this Section 2.2 shall result in an adjustment of less than .0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to .0001; provided that upon any adjustment
                                             --------
     of the Conversion Rate resulting from (i) the declaration of a dividend
                                            -
     upon, or the making of any distribution in respect of, any shares of the Corporation payable in Common Stock, Stock Purchase Rights or Convertible Securities or (ii) the reclassification by subdivision, combination or
                    --
     otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of .0001 per share (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, that upon a
                                            --------  -------
     conversion, the Corporation shall make all necessary adjustments (to the nearest .0001) not theretofore made to the Conversion Rate up to and including the date of such conversion.

          (f) Readjustment of Conversion Rate.  Upon each change in (i) the
              -------------------------------                        -
     consideration, if any, payable for any Stock Purchase Rights or Convertible Securities referred to in Section 2.2(a), (c) or (d), (ii) the
                                                            --
     consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii)
                                                                           ---
     the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Convertible Securities are convertible into or exchangeable for shares of Common Stock, the Conversion Rate in effect at the time of such event shall forthwith be readjusted to the Conversion Rate which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed consideration, number of shares of Common Stock so issuable or conversion rate, as the case may be, at the time initially granted, issued or sold.
     On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the Conversion Rate then in effect shall forthwith be decreased to the Conversion Rate which would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Rate pursuant to this
     Section 2.2(f) shall (i) decrease the Conversion Rate by an amount in
                           -
     excess of the adjustment originally made to the Conversion Rate in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any adjustment to the amount paid or
                                --
     number of shares of Class D Common Stock (or other securities) received by any Person upon any conversion of any shares of Class G Common Stock prior to the date upon which such readjustment to the Conversion Rate shall occur.

          (g) Reorganization, Reclassification or Recapitalization of the
              -----------------------------------------------------------
     Corporation.  If and whenever subsequent to the date hereof the Corporation
     -----------
     shall effect (i) any reorganization or reclassification or recapitalization
                   -
     of the capital stock of the Corporation, including without limitation any such event following an Exit Event as provided in subparagraph (ix) above, (other than in the cases referred to in Section 2.2(a)), (ii) any
                                                               --
     consolidation or merger of the Corporation with or into another Person,
     (iii) the sale, transfer or other disposition of the property, assets or
     ----
     business of the Corporation as an entirety or substantially as an entirety or (iv) any other transaction (or any other event shall occur) as a result
         --
     of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash) with respect to or in exchange for the Common Stock, there shall thereafter be deliverable upon the conversion of any shares of Class G Common Stock (in lieu of or in addition to the shares of Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) which the holder of shares of Class G Common Stock would have received if such shares of Class G Common Stock had been converted in their entirety into shares of Class D Common Stock immediately prior to such reorganization or reclassification or recapitalization of capital stock, consolidation, merger, sale, transfer, disposition or other transaction or other event.

          Prior to and as a condition of the consummation of any transaction or event described in the preceding sentence, the Corporation shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the Required Class G Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon conversion, and the Corporation shall cause any successor to make all appropriate provisions in its charter or other agreements or documents as to the application of the provisions herein set forth as shall be requested by the Required Class G Holders.

          (h) Other Dilutive Events.  If any other transaction or event (other
              ---------------------
     than those explicitly referred to in this Section 2.2), including, without limitation, any issuance, repurchase, redemption, or other distribution in respect of any shares of stock or securities of the Corporation or of any other Person, including any Person referred to in Section 2.2(g), shall occur as to which the other provisions of this Section 2 are not strictly applicable but the failure to make any adjustment to the Conversion Rate would not fairly protect the rights of the holders of Class G Common Stock in accordance with the essential intent and principles hereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 2, necessary to preserve, without dilution, the rights of the holders of Class G Common Stock. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this Section 2. The Corporation shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Corporation will promptly deliver a copy thereof to each holder of Class G Common Stock and shall make the adjustments described therein.

          (i) Determination of Consideration.  For purposes of this Section 2,
              ------------------------------
     the consideration received or receivable by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued and determined as follows:

               (i) Cash Payment.  In the case of cash, the gross amount paid by
                   ------------
          the purchasers without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale.

               (ii) Non-Cash Payment.  In the case of consideration other than
                    ----------------
          cash, the Fair Value thereof (in any case as of the date immediately preceding the issuance, sale or grant in question).

               (iii)  Certain Allocations.  If shares of Common Stock, Stock
                      -------------------
          Purchase Rights and/or Convertible Securities are issued or sold together with other securities or other assets of the Corporation for a consideration which covers more than one of the foregoing categories of securities and assets, the consideration received or receivable (computed as provided in clauses (i) and (ii) of this Section 2.2(I)) shall be allocable to such shares of Common Stock, Stock Purchase Rights and/or Convertible Securities as reasonably determined in good faith by the Board of Directors of the Corporation (provided such
                                                              --------
          allocation is set forth in a written resolution and a certified copy thereof is furnished to the holders of Class G Common Stock promptly (but in any event within 10 days) following its adoption).

               (iv) Dividends in Securities.  If the Corporation shall declare a
                    -----------------------
          dividend or make any other distribution upon any stock of the Corporation payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (v) Stock Purchase Rights and Convertible Securities. The
                   ------------------------------------------------
          consideration for which each share of Common Stock shall be deemed to be issued upon the issuance or sale of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (A) the total
                                                                  -
          consideration, if any, received by the Corporation as consideration for the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, ever payable to the Corporation upon the exercise of such Stock Purchase Rights and/or upon the conversion or exchange of such Convertible Securities, as the case may be, but without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale; by (B) the maximum number of shares of Common
                                  -
          Stock ever issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities.

               (vi) Merger, Consolidation or Sale of Assets.  If any shares of
                    ---------------------------------------
          Common Stock, Convertible Securities or Stock Purchase Rights are issued in connection with any merger or consolidation of which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights,
          as the case may be. In the event of (A) any merger or consolidation of
                                               -
          which the Corporation is not the surviving corporation or (B) the
                                                                     -
          sale, transfer or other disposition of the property, assets or business of the Corporation as an entirety or substantially as an entirety for stock or other securities of any other Person, the Corporation shall be deemed to have issued the number of shares of its Common Stock for stock or securities of the surviving corporation or such other Person computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the surviving corporation or such other Person, and if any such calculation results in adjustment of the Conversion Rate, the determination of the number of shares of Class D Common Stock issuable upon conversion of shares of Class G Common Stock immediately prior to such merger, consolidation or sale, for the purposes of Section 2.2(g), shall be made after giving effect to such adjustment of the Conversion Rate.

          (j) Record Date.  If the Corporation shall take a record of the
              -----------
     holders of the Common Stock for the purpose of entitling them (i) to
                                                                    -
     receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or
                                                         --
     purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this Section 2 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

          (k) Shares Outstanding.  The number of shares of Common Stock deemed
              ------------------
     to be outstanding at any given time shall not include shares of Common Stock held by the Corporation or any Subsidiary of the Corporation.

          (l) Maximum Conversion Rate.  At no time shall the Conversion Rate be
              -----------------------
     less than one, except as a result of an adjustment thereto pursuant to
     Section 2.2(g).

          (m) Application.  All subdivisions of this Section 2.2 are intended to
              -----------
     operate independently of one another. If a transaction or an event occurs that requires the application of more than one subdivision, all applicable subdivisions shall be given independent effect (but without duplication of adjustment).

          (n) No Adjustments under Certain Circumstances. Anything herein to the
              ------------------------------------------
     contrary notwithstanding, no adjustment to the Conversion Rate shall be made in the case of:

               (i) any issuance of shares of Common Stock (or other securities) upon the conversion of any shares of Class G Common Stock;

               (ii)(A) the granting by the Corporation to any employees of the Corporation or of any Subsidiary of the Corporation of Stock Purchase Rights to purchase shares of Class D Common Stock, and (B) the issuance of shares of Class D Common Stock upon the exercise of such Stock Purchase Rights, provided that the aggregate number of shares of Class D Common Stock so issued and issuable at any time shall not exceed 65,000 (adjusted appropriately for stock splits, stock dividends and other similar events);

               (iii) any issuance of shares of Common Stock to the holders of outstanding shares of Common Stock (or any adjustments to the number of shares then outstanding) required to be made under the other provisions of this Article IV upon the occurrence of an Exit Event to give effect to the relative ownership interests in the Corporation of the holders of the shares of the various classes of Common Stock;

               (iv) any issuance or sale to any Management Stockholder (as defined in the Stockholders Agreement as in effect on February 27, 1998 ) of shares of Class A or Class D Common Stock which were outstanding on February 27, 1998 and were, after February 27, 1998, repurchased by the Corporation, provided that (A) the aggregate number
                                          --------       -
          of such shares shall not exceed 343,010 (adjusted appropriately for stock splits, stock dividends and other similar events) and (B) the
                                                                       -
          consideration actually received by the Corporation for any such share upon issuance is equal to or more than the consideration actually paid by the Corporation for such share upon repurchase;

                (v) any issuance or sale of shares of Common Stock upon exercise of any of the Stock Purchase Rights outstanding on (and as in effect on) February 27, 1998 and listed on Exhibit 5.5 to the Securities Purchase Agreements; or

               (vi) any issuance of shares of Voting Common Stock of any class upon conversion of any shares of Non-Voting Common Stock of the same class.

     2.3. Intentionally Omitted.
          ---------------------

     2.4. Certificates and Notices.
          ------------------------

          (a) Adjustments to Conversion Rate.  As promptly as practicable (but
              ------------------------------
     in any event not later than five Business Days) after the occurrence of any event requiring any adjustment under this Section 2 to the Conversion Rate (or to the number or kind of securities or other property deliverable upon conversion of any shares of Class G Common Stock), the Corporation shall, at its expense, deliver to the holders of Class G Common Stock either (i)
                                                                            -
     an Officers' Certificate or (ii) a certificate signed by a firm of
                                  --
     independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation), setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Conversion Rate and the number of shares of Class D Common Stock (or other securities) into which each share of Class G Common Stock is convertible after giving effect to such adjustment. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this Section 2.

          (b) Extraordinary Corporate Events.  If and whenever the Corporation
              ------------------------------
     subsequent to the date hereof shall propose to (i) pay any dividend to the
                                                     -
     holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock (including, without limitation, any cash dividend), (ii) offer to the holders of shares of Common Stock rights to
                 --
     subscribe for or purchase any additional shares of any class of stock or any other rights or options, (iii) effect any reclassification of the
                                   ---
     Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), (iv)
                                                                         --
     engage in any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), (v)
                                                                    -
     consummate any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, (vi) effect
                                                                   --
     any other transaction which might require an adjustment to the Conversion Rate (or to the number or kind of securities or other property deliverable upon the conversion of any shares of Class G Common Stock), including, without limitation, any transaction of the kind described in Section 2.2(g) or (vii) commence or effect the liquidation, dissolution or winding up of
         ---
     the Corporation, then, in each such case, the Corporation shall deliver to the holders of the Class G Common Stock an Officers' Certificate giving notice of such proposed action, specifying (A) the date on which the stock
                                                 -
     transfer books of the Corporation shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of
                       -
     Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such Officers' Certificate shall be delivered in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 30 days prior to the date upon which such action takes place and 30 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

          (c) Effect of Failure.  Failure to give any certificate or notice, or
              -----------------
     any defect in any certificate or notice required under this Section 2.4 shall not affect the legality or validity of the adjustment of the Conversion Rate or the number of shares of Class G Common Stock (or other securities) deliverable upon conversion of any shares of Class G Common Stock.

3.   Freely Convertible Shares; Reservation of Common Stock.  Each nonvoting
     ------------------------------------------------------
share and each voting share of Class D Common Stock held by any Institutional Investor shall at all times be freely convertible into one voting share and one nonvoting share, respectively, of Class D Common Stock, all as further provided herein. The Corporation will at all times reserve and keep available, solely for delivery upon the conversion of the shares of Class G Common Stock, such number of shares of Class D Common Stock (and/or other securities) equal to the number of shares of Class D Common Stock (and/or other securities) deliverable upon the conversion of the shares of Class G Common Stock. All such shares of Class D Common Stock (and/or other securities) shall be duly authorized and, when issued upon conversion of any shares of Class G Common Stock in accordance with the terms hereof, will be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof and not subject to preemptive rights on the part of any other Person.

4.   Various Covenants of the Corporation.
     ------------------------------------

     4.1. No Impairment or Amendment.  The Corporation shall not by any action
          --------------------------
including, without limitation, amending its charter, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section (xiv), but will at
                                                      -------------
all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder of shares of Class G Common Stock against impairment.

     4.2. Anti-Dilution Provisions.  If the Corporation issues any Stock
          ------------------------
Purchase Rights or Convertible Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section (xiv), such provisions (or any more favorable portion thereof)
     -------------
shall be deemed to be incorporated herein as if fully set forth in this Section
                                                                        -------
(xiv) and, to the extent inconsistent with any provision of this Section (xiv),
-----                                                            -------------
shall be deemed to be substituted therefor.

     4.3. Restrictions on Issuance of Common Stock, Stock Purchase Rights and
          -------------------------------------------------------------------
Convertible Securities.  Notwithstanding anything to the contrary herein, after
----------------------
the date hereof, so long as any shares of Class G Common Stock are outstanding, the Corporation shall not issue or sell any shares of Common Stock, Stock Purchase Rights and/or Convertible Securities other than (a) any issuance or
                                                          -
sale of shares of Common Stock and options to purchase shares of Common Stock (including shares which were outstanding on February 27, 1998 and were, after February 27, 1998, repurchased by the Corporation) for a consideration per share not less than the Fair Value per share (determined, in each case, as of the date specified in the second paragraph of Section 2.2(b) or of Section 2.2(c), as applicable), (b) any issuance or sale of the kind specified in Section 2.2(n)
              -
and (c) any issuance or sale of shares of the Corporation's undesignated shares
     -
of Common Stock, provided that the consideration per share actually paid to the
                 --------
Corporation for any share referred to in this clause (c) is not less than the Fair Value thereof at the time of issuance or sale.

     4.4. Amendment.  Any term, covenant, agreement or condition of this Section
          ---------                                                      -------
(xiv) may be amended, or compliance therewith may be waived (either generally or
-----
in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Class G Holders, provided that (a) no such amendment or waiver shall change the number
         --------       -
of shares of Class D Common Stock issuable upon the conversion of any share of Class G Common Stock or the manner of conversion without the prior written consent of the holder of such share of Class G Common Stock and (b) no such
                                                                 -
amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

5.   Definitions.
     -----------

     5.1. Definitions of Terms.  The terms defined in this Section 5, whenever
          --------------------
used and capitalized in this Section (xiv), shall, unless the context otherwise requires, have the following respective meanings:

     "Conversion Period" shall mean, with respect to any share of Class G Common
      ---------- ------
Stock, the period commencing on the date of issue of such share of Class G Common Stock and terminating at 5:00 p.m. (Boston time) on August 31, 2005.

     "Conversion Rate" shall have the meaning specified in Section 1.1.
      ---------------                                      ------------

     "Convertible Securities" shall mean evidences of indebtedness, shares
      ----------- ----------
(including, without limitation, any shares of any class of Common Stock and Preferred Shares) of stock or other securities which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Current Market Price" of any security as of any date herein specified
      ------- ------ -----
shall mean the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question (or in the event that a security has been traded for less than 45 days, each of the trading days on which such security has been traded). The closing price for each day shall be (a) if such security is listed or admitted for trading on any national
          -
securities exchange, the last sale price of such security, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause (a), the
                             -
average of the closing bid and asked prices of such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Corporation, or
(c) if not quoted as described in clause (b), the average of the closing bid and
--
asked prices for such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Corporation. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (b) of the preceding sentence if bid and asked prices are reported but actual transactions are not.

     "Employment Agreements" shall mean the President's Employment Agreement and
      ---------- ----------
the CEO Employment Agreement (as defined in the Stockholders Agreement).

     "Fair Value" shall mean the fair value of the appropriate security,
      ---- -----
property, assets, business or entity as determined by the Board of Directors of the Corporation, provided that if, within 10 days following receipt of the
                 --------
writing setting forth any such determination of fair value by the Board of Directors of the Corporation, the Required Class G Holders shall notify the Corporation of their disagreement with such determination, then fair value shall be determined by an independent appraiser of recognized national standing (selected by the Corporation and reasonably satisfactory to the Required Class G Holders) who shall be willing to provide its determination within 10 days of such appraiser's selection. Each determination of fair value shall be in accordance with generally accepted financial practice and shall be set forth in writing, and the Corporation shall, immediately following such determination, deliver a copy thereof to each holder or holders of Class G Common Stock then outstanding. For purposes of calculating Fair Value, adjustments required by generally accepted financial practice shall include, without limitation, adjustments, if and to the extent appropriate, on account of lack of liquidity, lack of control and restrictions on transferability of any securities. The determination of any such independent appraiser so made shall be conclusive and binding on the Corporation and on such holder or holders. The Corporation shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent appraiser engaged to make such determination. If the Corporation shall not have selected such appraiser within 10 days after the occurrence of the event giving rise to the need therefor, then the Required Class G Holders at the time outstanding may, upon 10 days prior notice to the Corporation, select such appraiser. Notwithstanding the foregoing, in the case of any security, (a) issued in
                                                             -
connection with a registered public offering of Common Stock, then Fair Value of such Common Stock shall be the offering price to the public thereof; (b) issued
                                                                      -
in connection with a private placement of Common Stock approved at the time of such issue by the Required Class G Holders, then Fair Value shall be the price that is specifically approved by the Required Class G Holders; (c) issued in
                                                                -
connection with the consummation of an Exit Event approved at the time of such issue by the holder or holders of a majority of the outstanding shares of Common Stock, then Fair Value shall be the price that is specifically approved by such holder or holders and (d) in circumstances not subject to the provisions of
                       -
clauses (a), (b) and/or (c) above, if clauses (a), (b) or (c) of the definition of Current Market Price are applicable to such security, then the Fair Value of such security shall be the Current Market Price of such security.

     "Officers' Certificate" shall mean a certificate signed on behalf of the
      --------- -----------
Corporation by its Chairman, President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

     "Person" shall mean an individual, a corporation, an association, a joint-
      ------
stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     "Preferred Shares", as applied to shares of any Person, shall mean shares
      --------- ------
of such Person which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

     "Required Class G Holders" shall mean, at any date, the holder or holders
      -------- ----- - -------
of 66-2/3% or more in interest of the shares of Class G Common Stock at the time outstanding (excluding all shares of Class G Common Stock owned by the Corporation or any affiliates of the Corporation (provided that none of the
                                                  --------
initial holders of the Class G Common Stock or their respective successors and assigns shall be deemed to be affiliates of the Corporation)).

     "Stock Purchase Rights" shall mean any warrants, options or other rights to
      ----- -------- ------
subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Stockholders Agreement" shall mean the Stockholders Agreement dated
      ------------ ---------
February 27, 1998 by and among the Corporation and the stockholders named therein.

     "Subsidiary" of any Person at any date shall mean (a) any other Person a
      ----------                                        -
majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-
                      -
mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or
                  -
losses or more than 50% of such Person's assets on liquidation or (ii) holds an
                                                                   --
equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Corporation.

     "Voting Stock", when used with reference to any Person, shall mean shares
      ------ -----
(however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than shares having such power only by reason of the happening of a contingency.

     5.2. Other Definitions.  The terms defined in this Section 5.2, whenever
          -----------------
used in this Section (xiv), shall, unless the context otherwise requires, have the following respective meanings:

     "shares" of any Person shall include any and all shares of capital stock of
      ------
such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

     V. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be hereafter amended, any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation; provided, however, the Corporation shall not indemnify any person for any proceeding initiated by him or her unless the proceeding was authorized by the Board of Directors. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except of liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall also indemnify its directors and officers for advance expenses incurred in connection with any proceeding described above to the fullest extent permitted by Section 145(e) of the General Corporation Law as in effect on the date of this Certificate of Incorporation or as it may be hereafter amended.

     VI. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     VII The Board of Directors is expressly authorized to exercise all powers granted to the directors by law except insofar as such powers are limited herein or in the By-laws or Stockholders Agreement of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the By-laws of the Corporation may be adopted, altered, amended, changed, added to or repealed by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned directors of the Corporation have signed this Certificate as of the 27th day of February, 1998 and hereby affirm that the statements herein are true, under the penalties of perjury.



                                    /s/ Michael B. Alexander
                                    -------------------------------------------
                                    Michael B. Alexander
                                    Director



                                    /s/ Joseph A. Saponaro
                                    --------------------------------------------
                                    Joseph A. Saponaro
                                    Director